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                                                                      Exhibit 23



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-18495, Form S-8 No. 333-77473 and Form S-8 No. 333-37426)
of Aftermarket Technology Corp. of our report dated February 22, 2001 (except for Note 22, as to which the date is March 2, 2001) with respect to the consolidated financial statements and schedule of Aftermarket Technology Corp. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                           /s/ Ernst & Young LLP

Chicago, Illinois
March 2, 2001